Exhibit 99(e)

CONFIDENTIAL	13 AUGUST 2003

PRESENTATION TO THE BOARD OF DIRECTORS

Methode Electronics, Inc.

CONFIDENTIAL	METHODE ELECTRONICS, INC.

Table of Contents

I	SITUATION OVERVIEW

II	TRADING OVERVIEW

III	VALUATION

APPENDIX

METHODE ELECTRONICS, INC.

I                                            Situation Overview

Situation Overview

•                  The Board of Directors (the “Board”) of Methode Electronics, Inc. (“Methode” or the “Company”) engaged Lazard Frères & Co. LLC (“Lazard”) on July 16, 2003 “to provide certain financial advice to the Board to assist the Board in evaluating the merits for the Company and its stockholders as a whole of the cash tender offer by Dura Automotive Systems, Inc. for the Company’s Class B Common Stock”

•                  On July 3, 2003 (which was seven days before a special meeting of the holders of the Company’s Class A common stock was scheduled to vote upon a proposal to make a tender offer to purchase all of the outstanding shares of Class B common stock at a price of $20.00 per share), an affiliate of Dura Automotive Systems, Inc. (“Dura”) announced that it would make an offer to pay $23.00 cash for each Class B common share of the Company

•                  On July 18, 2003, Lazard made a presentation to the Board and stated that, from a financial perspective from the point of view of the Company and all of its stockholders, Lazard did not see a reason to advise the Board to approve or recommend Dura’s offer or facilitate Dura’s offer, including Dura’s request that the Board waive Section 203 of the Delaware General Corporation Law

•                  Lazard has not been asked to render or deliver, nor is Lazard rendering or delivering, any opinion with respect to the fairness or adequacy of consideration for any transaction

•                  Methode entered into an agreement dated as of July 18, 2003 with certain trusts and individuals (the “McGinley family”) pursuant to which the McGinley family sold 750,000 of its Class B common shares to the Company for $22.75 per share and agreed, among other things, to vote its remaining Class B common shares in favor of a merger in which all then outstanding Class B common shares (including those held by the McGinley family not previously sold to the Company) would receive $23.55 per share and the Class A common shares would remain outstanding

•                  On July 31, 2003, Dura sent a letter to the Board of Methode and subsequently amended its tender offer on August 4, 2003 as follows:

•                  $50.00 cash per share for all of the outstanding shares of Class B common stock;

•                  No condition regarding the applicability or waiver of Section 203;

•                  Special dividend of $0.35 per share payable by Dura to holders of Methode’s Class A common stock; instruction and support of additional dividend of $0.26 per share payable by Methode to holders of Methode’s Class A common stock;

•                  Governance agreement with three-year term, pursuant to which:

•                  Dura will vote its shares of Class B common stock to elect a Board of Methode that consists of a majority of independent directors (within the meaning of the proposed Nasdaq rules);

•                  Dura will not, without the approval of the independent directors of Methode, purchase any additional shares of Methode common stock or become part of a “group” that owns or seeks to acquire additional Methode common stock;

•                  Dura will not sell any of its Methode Class B common stock without giving Methode an appropriate right of first refusal and will support an amendment to Methode’s certificate of incorporation that will provide that the special voting rights of the Class B common stock will automatically terminate upon any transfer to any nonaffiliate of the holder thereof;

•                  Dura will agree not to pursue a business combination transaction with Methode without the consent of the independent directors of Methode unless it is in response to a business combination proposal by a third party; and

•                  All business transactions between Dura and Methode will be on arms’ length terms and any material business transactions between the parties will be subject to the approval of the independent directors of Methode.

Issues to Consider

•                  Pursuant to the agreement the Company entered into with the McGinley family as of July 18, the Company must, among other things, call a meeting to obtain approval of the proposed merger; the Board is not required to call such a meeting if and only to the extent that each of the following conditions is met:

•                  (A) the Board, after consultation with and having considered the written advice of its legal counsel, determines in good faith that (x) an acquisition proposal (as defined in the agreement) would, if consummated, constitute a Superior Proposal (as defined in the agreement and excerpted below), and (y) such action is necessary for the Board to comply with its duties to the Company’s stockholders under applicable laws;

•                  (B) the Special Committee, after consultation with and having considered the written advice of its legal counsel, determines in good faith that such acquisition proposal would, if consummated, be fair to and in the best interests of the holders of the Company’s stock; and

•                  (C) prior to taking such action, the Company receives from such person an executed confidentiality agreement in reasonably customary form.

•                  A “Superior Proposal” means any bona fide acquisition proposal not directly or indirectly initiated or solicited by certain stockholders or the Company, or encouraged or facilitated by certain stockholders, which the Board determines in its good faith judgment (after having received the advice of an investment banker), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders (in their capacity as stockholders), from a financial point of view, than the proposed merger and (ii) is reasonably capable of being completed

The following tables summarize the agreement with the McGinley family and Dura’s amended tender offer

	Agreement with McGinley Family					Dura’s Amended Tender Offer
			Per Share					Per Share
			Price	Dividend	Total Price			Price	Dividend	Total Price
Class B Shares
Total Class B Shares		1,087,305
less: McGinley Shares Sold to Methode		(750,000)	$22.75		$17,062,500
McGinley Shares	181,760		$23.55		4,280,448	181,760		$50.00		9,088,000
Other Class B Shares	155,545		$23.55		3,663,085	155,545		$50.00		7,777,250
Outstanding Class B Shares		337,305					337,305
Aggregate Payment for B Shares					$25,006,033					$16,865,250	(a)
Dividend to Class A Funded by Methode		35,308,161		$0.04	$1,412,326		35,308,161		$0.26	$9,180,122
Dividend to Class A Funded by Dura									$0.35	$12,357,856	(a)

Implied Premium for Class A Stockholders

Dividend to Class A Shares Funded by Dura	$12,357,856
Dividend per Class A Share Funded by Dura	$0.35
Premium to Close 30 Days Prior to Initial Offer	3.2%
Premium to Close on 8/12/03	3.0%

Implied Premium for Class B Stockholders

Premium in Excess of $23.55 per Share	$8,921,717
Premium in Excess of $23.55 per Share	$26.45
Premium to $23.55	112.3%

Implied Premium for All Stockholders

Class A Stockholders	$12,357,856
Class B Stockholders	8,921,717
$21,279,574
Premium to Close 30 Days Prior to Initial Offer	5.3%
Premium to Close on 8/12/03	5.0%

Total Equity Value

	Outstanding	Price	Value
Class B Shares	337,305	$23.55	$7,943,533
Class A Shares at Close on 8/12/03	35,308,161	$11.81	416,989,381
Total Equity Value			$424,932,914

(a)          Dura is proposing to pay a total of $29.2 million to all of the stockholders of Methode.  In Dura’s initial offer, Dura proposed to pay a total of $25.0 million to all of the stockholders of Methode.

•                  If the proposed merger is consummated, control of the Company will vest in a single class of common stock, such that each share of common stock will have the same rights and value as every other share of common stock

•                  Pursuant to the agreement with the McGinley family, the Company paid $17.0 million to the McGinley family and would pay $7.9 million in the proposed merger (or in certain back-end transactions)

•                  Under the terms of settlement of a shareholder lawsuit, Methode agreed to pay an aggregate dividend of $1.4 million to the holders of the Class A shares within 60 days after the merger

•                  If the proposed merger is consummated, any subsequent “change of control” premium in a sale of the Company will be shared equally by all of the stockholders (which would effectively be only Class A stockholders)

•                  If the proposed merger is consummated, the Board will be elected on a one share / one vote basis

•                  If Dura’s tender offer is consummated, the stockholders of the Company will not have the opportunity to vote for a single class structure and control will instead pass to Dura

•                  Dura is proposing to pay consideration of $16.9 million for all of the outstanding Class B shares and a special dividend funded by Dura of $12.4 million to the holders of Class A shares

•                  Dura is proposing to pay for the Class B stock a premium of $26.45 per Class B share or $8.9 million in aggregate, which represents a 112.3% premium over $23.55 per Class B share

•                  Dura is proposing to pay for the Class A stock a dividend funded by Dura of $0.35 per Class A share or $12.4 million in aggregate, which represents a 3.2% premium to the Class A closing price 30 days prior to Dura’s initial offer

•                  In aggregate, Dura is proposing to pay a $21.3 million premium to the stockholders of Methode, which represents a premium of 5.3% to the stockholders of Methode (relative to the closing price of the Class A shares 30 days prior to Dura’s initial offer and relative to $23.55 for the Class B shares) and which, given the agreement with the McGinley family, would result in a change of control of Methode

•                  Dura is proposing to support an additional aggregate dividend of $9.2 million from Methode to the holders of the Class A shares

•                  We do not consider this a premium because it is funded by the Company and is effectively a return of shareholders’ capital

•                  If the Company were to pursue a change of control transaction, we believe it is likely that strategic buyers would express significant interest in buying and controlling Methode, and we believe financial buyers would also express interest

•                  The valuation analysis we prepared, based on the Company’s projections, suggests that potential buyers would have interest in the Company at a substantial premium to Dura’s amended tender offer

METHODE ELECTRONICS, INC.

II                                        Trading Overview

Trading History – Class A 1-Year Stock Price Performance

Trading History – Class B 1-Year Stock Price Performance

Trading History – Class A vs. Class B 1-Year Indexed Performance

Analyst Commentary

ON METHODE

•             “In our opinion, this agreement places control of Methode in the hands of the Class A shareholders with 91% of the votes.  Thus, Dura’s offer to buy the Class B shares represents taking control from the Class A shareholders without paying an appropriate premium.  We believe it is likely Methode will again raise its offer to the Class B and Class A shareholders to effect the transition to a one-share, one-vote corporate structure that we believe is in the best interests of all shareholders.”

-Baird Research, August 1, 2003

•             “Buyers of Methode’s shares today are effectively making a decision on who owns the Class B shares.  Our handicapping of this is: 1) Methode does – no change in our $13 target price with prospect of a future sale possible; 2) Dura does – unknown immediate impact with prospects of lower earnings and target price along with a “cap” on the value of the Class A shares (around $9-10) until Dura shows it can deliver value for the Class A shareholders; and 3) a third party (white knight) who is willing to buy the whole company with the Class A shares likely worth $15-16.”

-Baird Research, July 15, 2003

ON DURA

•             “It is still not entirely clear to us why Dura would pay for control of Methode but not be able to realize any synergies due to a lack of economic ownership.”

•             “The transaction appears to be a move by Dura to enhance its electronic expertise.  The majority of Dura’s current products are based on mechanical systems, but the next-generation products are shifting to electronically controlled systems…Dura needs the electronic expertise to enhance their sales growth.”

•             “Dura will consolidate 100% of Methode’s revenues, but only 0.9% of Methode’s 3.8mm in 2002 net income ($0.04mm).  Dura will recognize 0.9% of Methode’s net income based on its acquired 0.9% stake in the company (0.337mm out of 36.103mm total shares).  In addition, Dura does not benefit from Methode’s cash flow beyond the $0.20 per share dividend ($0.06mm) on its 0.337mm acquired shares.”

-Morgan Stanley Research, August 4, 2003

Excerpts from Dura’s Public Statements

•             “We believe that such control through ownership of the Class B shares will enable us to pursue several strategic initiatives with Methode Electronics, Inc.”

•             “Dura currently purchases electronic components from the Company for use in certain of its products.  The total amount paid to the Company by Dura during 2002 was approximately $1.15 million.  Dura did not purchase any components from the Company in 2001.”

•             “We believe a strategic investment in Methode will strengthen Dura’s current and future product offerings by teaming with an experienced and well-respected electronics development staff.”

-Dura Automotive Systems, Inc.

Supplement to Offer to Purchase, dated August 4, 2003

Filed as an attachment to Schedule TO, Amendment No. 3, filed August 5, 2003

METHODE ELECTRONICS, INC.

III                                    Valuation

Valuation Overview

•                  Lazard conducted due diligence sessions with the Company’s management on July 16 and July 17

•                  Lazard has reviewed the Company’s public filings as well as other publicly available information that we deemed relevant to our analyses

•                  All of the valuation work discussed with the Board on July 18 and on the following pages is based strictly on the Company’s projections

•                  The Company provided Lazard with projections on July 16 and provided Lazard with updated projections on August 10

Summary Valuation of Class A Shares

($ in millions; except per share amounts)

	IMPLIED VALUE RANGE PER “A” SHARE (a)	COMMENTS
COMPARABLE COMPANIES ANALYSIS		• Implies approximately 6.0x-8.0x LFY+1 EBITDA • Equity value range of $345-$447

PRECEDENT TRANSACTIONS ANALYSIS		• Implies approximately 6.5x-9.5x LTM EBITDA • Equity value range of $363-$513

DISCOUNTED CASH FLOW ANALYSIS		• Based on 6.5x-8.5x terminal EBITDA and an 7.0%-8.0% discount rate • Equity value range of $469-$607

PREMIUMS PAID ANALYSIS		• Based on 28.5%-48.5% premium paid on 30-day prior stock price • Equity value range of $506-$585

(a)          Outstanding Class B shares are valued at $23.55 per share

Discounted Cash Flow Analysis

($ in millions)

CALCULATION OF UNLEVERED FREE CASH FLOW

	Fiscal Year Ended or Ending April 30,
	2003A	2004E	2005E	2006E

Net Revenue	$364.1	$353.5	$407.9	$481.5
% Growth		-3%	15%	18%
EBITDA	$50.2	$51.3	$61.9	$76.1
% Margin	14%	15%	15%	16%
EBIT	$33.6 (a)	$34.1	$44.1	$57.6
% Margin	9%	10%	11%	12%
Tax	$11.7	$11.9	$15.4	$20.1
Unlevered Net Income	$21.8	$22.1	$28.7	$37.4
Plus: Depreciation & Amortization	$16.6	$17.2	$17.7	$18.6
(Less: Capital Expenditures)	$(23.2)	$(20.0)	$(22.0)	$(24.0)
(Less: Increase in Working Capital)	$12.7	$(6.9)	$(10.6)	$(25.2)
Unlevered Free Cash Flow	$28.0	$12.5	$13.9	$6.8

Discount	Implied Enterprise Value Based on 2006E EBITDA Exit Multiples of:			Implied Equity Value of Class A Shares: Outstanding Class B Shares Valued at $23.55 per Share Based on 2006E EBITDA Exit Multiples of:			Value Per “A” Share
Rate	6.5x	7.5x	8.5x	6.5x	7.5x	8.5x	6.5x	7.5x	8.5x
7.0%	$443.2	$506.8	$570.4	$480.0	$543.5	$607.1	$13.48	$15.26	$17.05
7.5%	437.9	500.7	563.5	474.7	537.5	600.2	13.33	15.09	16.86
8.0%	432.7	494.7	556.7	469.5	531.5	593.5	13.18	14.92	16.67

(a)          2003 EBIT excludes a $0.483 million asset impairment charge

Comparable Precedent Automotive Transactions

($ in millions)

Highlighted deals are evaluated for the precedent transaction analysis; all listed deals are evaluated for the premiums paid analysis

Announcement /		Equity vs.	Price /		Transaction Value / LTM						One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings		EBIT		EBITDA		Sales		Premium	Sales

02/24/03	Bridgestone Europe NV/SA	$448.1	12.3	x	8.8	x	5.6	x	1.1	x	NA	12.5	x
NA	Nokian Renkaat	570.7
	Manufactures automotive tires

02/10/03	Standard Motor Products Inc	120.0	NA		NM		NA		0.42		NA	NM
NA	Dana Corp-Engine Mgmt Div	120.0
	Manufactures automotive aftermarket products

12/19/02	Michelin SA	102.7	NM		26.3		NA		0.53		NA	2.0
NA	Viborg Gruppen-Tyre Distn Bus	308.2
	Manufactures automotive tires

12/02/02	HG Capital Ltd	174.1	NA		12.5		NA		0.63		NA	5.0
12/19/02	FTE Automotive GmbH	174.1
	Manufactures automotive clutches and brakes

10/18/02	Blackstone Group LP	4,725.0	NA		8.6		4.3		0.45		NA	5.3
03/03/03	TRW Inc-Automotive Parts	4,725.0
	Manufactures automotive components

08/02/02	Investor Group	453.2	NA		NA		NA		0.53		NA	NA
NA	Teksid SpA-Aluminium Business	453.2
	Manufactures aluminum automotive components

07/26/02	JP Morgan Partners	86.0	NA		NA		NA		0.44		NA	NA
08/09/02	Rhythm(Nissan, Unisia Jecs)	86.0
	Manufactures automotive steering components

06/25/02	Magna International Inc.	319.6	23.3		17.9		7.4		0.45		NA	2.5
10/01/02	Donnelly Corp	388.8
	Manufactures automotive mirrors

05/21/02	Majority Investor Group	54.0	NA		22.3		4.5		0.55			2.5
12/02/02	Marangoni SpA	140.3
	Manufactures tires and rubber products

04/18/02	Hitachi Ltd	219.7	14.2		16.5		3.8		0.32		3.2	1.9
10/01/02	Unisia Jecs Corp	472.3
	Manufactures automotive components

Announcement /		Equity vs.	Price /	Transaction Value / LTM			One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA	Sales	Premium	Sales

08/13/2001	Carlisle Cos Inc	150.0	NA	NA	NA	0.75	NA	NA
08/20/2001	Mark IV - Dayco Ind. Power	150.0
	Manufactures automotive transmission belts

08/07/01	Collins & Aikman Corp.	1,273.4	NA	8.1	5.6	0.68	NA	8.4
12/20/01	Textron Automotive Trim	1,273.4
	Manufactures automotive interior products

07/24/01	Johnson Controls, Inc.	435.0	NA	NA	NA	0.83	NA	NA
NA	SAGEM - Auto Electronics Business	435.0
	Manufactures automotive electronics components

04/26/2001	Carlyle Management Group	175.0	NA	NA	NA	0.32	NA	NA
04/26/2001	Key Plastics LLC	175.0
	Manufactures plastic automotive components

04/02/01	Continental AG	556.5	NA	NA	NA	0.58	NA	NA
NA	Temic Telefunken(DaimlerChrs)	556.5
	Manufactures automotive electronics components

03/21/01	Thyssen Krupp AG	493.6	NA	NA	6.0	0.37	NA	NA
NA	Magneti Marelli-Suspension Sys	493.6
	Manufactures automotive suspension products

03/21/01	Collins & Aikman Corp.	138.9	NM	11.0	6.9	0.72	NA	6.5
07/05/01	Becker Group LLC	138.9
	Manufactures plastic automotive components

12/22/00	Court Square Capital Ltd	247.9	10.0	8.4	6.2	0.73	34.5	8.7
03/15/01	Delco Remy International, Inc.	779.0
	Manufactures automotive components

11/28/00	Denso Corp	424.5	NA	NA	NA	1.11	NA	NA
NA	Magneti Marelli-Thermal Sys	424.5
	Manufactures automotive thermal products

11/15/00	Trelleborg AB	145.7	NA	7.1	NA	0.53	NM	7.4
NA	LAC(Laird Group PLC)	145.7
	Manufactures automotive antivibration and fluid-handling products

Announcement /		Equity vs.	Price /	Transaction Value / LTM			One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA	Sales	Premium	Sales

09/29/00	Heartland Industrial Partners	234.0	11.3	9.1	5.3	0.65	33.3	7.2
12/18/00	Simpson Industries Inc	354.9
	Manufactures automotive [powertrain and chassis products

08/29/00	Johnson Controls, Inc.	64.5	93.0	42.7	29.6	2.25	81.3	5.3
NA	Gylling Optima AB	82.2
	Manufactures automotive batteries

08/02/00	Heartland Industrial Partners	824.0	7.6	9.5	6.9	1.24	56.5	13.1
11/29/00	MascoTech Inc.	2,104.9
	Manufactures automotive powertrain and forged metal products

07/17/00	HSBC Private Equity	582.0	NA	8.8	NA	1.20	NM	13.6
NA	BBA Group PLC-Auto Friction	582.0
	Manufactures automotive friction materials

07/09/00	Johnson Controls, Inc.	102.1	4.5	5.8	3.5	0.21	NA	3.6
08/31/00	Ikeda Bussan Co Ltd	185.4
	Manufactures automotive seating products

06/07/00	Schroder Ventures Ltd	381.0	7.3	6.9	5.2	0.72	24.8	10.5
08/04/00	Kiekert AG	432.7
	Manufactures automotive locking systems

06/23/00	Madison Capital Partners	100.0	NA	NA	NA	0.83	NA	NA
07/07/00	Holm Industries Inc.	100.0
	Manufactures plastic sealing and tubing products

05/30/00	MIV Acquisition Corp	1,032.4	14.5	9.4	6.5	0.92	4.8	9.8
09/15/00	Mark IV	1,919.8
	Manufactures automotive belts and hoses

05/10/00	Exide Corporation	369.3	NM	28.6	7.3	0.36	NM	1.3
09/29/00	GNB Technologies	347.1
	Manufactures automotive and industrial batteries

05/05/00	Fiat SpA	1,485.2	NM	25.8	6.9	0.54	51.5	2.1
NA	Magneti Marelli (Fiat SpA)	2,245.8
	Manufactures automotive components

Announcement /		Equity vs.	Price /	Transaction Value / LTM					One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA		Sales		Premium	Sales

04/24/00	Management Buy Out Group	272.3	45.8	15.0	4.2		0.40		71.7	NA
06/05/00	Cherry Corp	143.2
	Manufactures automotive switches and controls

04/06/00	Meritor Automotive Inc	674.0	8.0	7.5	4.6		0.43		39.7	5.7
07/10/00	Arvin Industries, Inc.	1,331.6
	Manufactures automotive components

03/24/00	Thyssen Krupp AG	8,491.0	19.9	NA	7.2		0.65		NM	NA
NA	Mannesmann Atecs	8,491.0
	Manufactures automotive components

02/15/00	Dana Corp	62.0	NA	5.6	NA		0.49		NA	8.9
07/10/00	Invensys-Auto Axle,Stamping	62.0
	Manufactures automotive axle and stamping products

01/06/00	Investor Group	446.0	6.4	NA	NA		0.64		NA	NA
01/06/00	Mando Machinery Corp-Chassis	446.0
	Manufactures automotive chassis components

12/24/99	Trelleborg AB	250.0	NA	8.1	NA		0.49		NM	6.1
12/24/99	Invensys PLC-AVS Business	250.0
	Manufactures automotive suspension components

11/23/99	Delphi Automotive Systems	871.0	NA	NA	8.0		0.79		NM	NA
01/10/00	Lucas Diesel Systems(TRW)	871.0
	Manufactures automotive diesel systems

11/23/99	Cooper Tire & Rubber Co.	$244.5	NA	NA	7.2	x	0.61	x	NA	NA
01/28/00	Invensys PLC-Automotive Fluid	244.5
	Manufactures automotive fluid handling products

11/16/99	Faurecia	340.0	NA	NA	6.5		0.62		NM	NA
12/31/99	AP Automotive Systems Inc	340.0
	Manufactures automotive exhaust products

09/13/99	JL French Automotive Castings	180.0	NA	NA	NA		0.88		NA	NA
09/14/99	Nelson Metal Products Group	180.0
	Manufactures automotive die castings

Announcement /		Equity vs.	Price /	Transaction Value / LTM			One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA	Sales	Premium	Sales

08/03/99	Borg-Warner Automotive Inc.	310.0	NA	NA	6.4	1.63	NA	NA
NA	Eaton Corp-Fluid Power Div	310.0
	Manufactures automotive cooling systems

07/27/99	Cooper Tire & Rubber Co.	593.4	20.2	12.0	6.6	0.74	37.4	6.2
10/28/99	Standard Products Co.	795.1
	Manufactures automotive components

06/09/99	Valeo SA	156.9	NA	NA	NA	0.74	NA	NA
07/31/99	Mando Machinery Corp-	156.9
	Manufactures automotive alternators and starters

05/11/99	Visteon Automotive Systems(Ford Motor)	457.0	NA	NA	NA	0.91	NM	NA
07/01/99	Plastic Omnium - Auto Interior	457.0
	Manufactures automotive interior products

04/28/99	TI Group PLC	183.6	33.3	14.0	7.4	0.80	110.5	5.7
06/17/99	Walbro Corp.	558.4
	Manufactures automotive plastic fuel tanks

03/16/99	Lear Corp	2,300.0	23.5	14.3	8.0	0.78	NM	5.5
05/04/99	UT Automotive Inc. (United Tech)	2,273.7
	Manufactures automotive components

02/15/99	Industri Kapital AS	59.9	13.4	12.9	5.7	0.48	NA	3.7
NA	Kongsberg Automotive AS	76.6
	Manufactures automotive components

02/08/99	Arvin Industries, Inc.	270.1	16.2	10.7	7.0	0.80	NM	7.5
02/26/99	Purolator Prods Co-Automotive	276.0
	Manufactures automoitve filters

02/05/99	Shareholders	9,605.0	NM	NM	13.7	0.43	NM	NM
02/05/99	Delphi Automotive Systems(GM)	12,110.0
	Manufactures automotive components

01/28/99	TRW Inc.	6,728.7	144.2	8.7	6.3	0.84	42.0	9.7
05/11/99	LucasVarity plc	6,872.7
	Manufactures automotive components

Announcement /		Equity vs.	Price /	Transaction Value / LTM			One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA	Sales	Premium	Sales

01/19/99	Dura Automotive Systems Inc.	331.3	15.3	9.9	5.9	0.39	54.2	4.0
03/23/99	Excel Industries Inc.	503.1
	Manufactures automotive components

12/18/98	Borg-Warner Automotive Inc.	700.8	18.9	11.7	8.6	1.07	36.8	9.1
NA	Kuhlman Corp.	794.4
	Manufactures automotive diesel components

12/07/98	Stoneridge Inc	362.0	NA	NA	9.4	2.31	NM	NA
01/04/99	Hi-Stat Manufacturing Co	362.0
	Manufactures sensors

11/20/98	Hayes Lemmerz International	451.0	21.3	14.9	7.7	1.05	NM	7.0
02/04/99	CMI International Inc	605.0
	Manufactures automotive components

11/20/98	Meritor Automotive Inc.	390.0	NA	NA	11.8	1.35	NM	NA
02/01/99	Heavy Vehicle Braking Division - Lucas	390.0
	Manufactures automotive braking products

10/30/98	Genuine Parts Co.	280.0	18.8	11.9	9.3	0.69	62.9	5.8
12/02/98	UAP Inc	387.4
	Automotive parts retailer and distributor

08/26/98	Michelin Group	73.4	NA	NA	NA	0.46	NA	NA
08/26/98	Industria Colombiana de Llanta	73.4
	Manufactures automotive rubber products

08/18/98	Federal-Mogul Corp	1,900.0	19.0	10.1	6.7	1.03	NA	10.2
10/09/98	Automotive Division (Cooper	1,937.6
	Manufactures automotive components

07/27/98	Continental AG	1,930.0	NA	NA	8.9	0.88	NA	NA
09/25/98	ITT - Brake Systems	1,930.0
	Manufactures automotive braking systems

06/25/98	Valeo SA	1,700.0	NA	12.2	7.6	0.88	NA	7.2
09/28/98	ITT - Automotive Electrical Systems	1,700.0
	Manufactures automotive electrical products

Announcement /		Equity vs.	Price /	Transaction Value / LTM			One-Month	EBIT /
Closing Date	Buyer / Target	Transaction Value	Earnings	EBIT	EBITDA	Sales	Premium	Sales

05/04/98	Dana Corporation	3,555.4	38.1	19.5	12.8	1.19	7.2	6.1
07/09/98	Echlin Inc.	4,272.2
	Manufactures automotive aftermarket products

04/27/98	Johnson Controls, Inc.	548.0	NA	NA	NA	1.00	NM	NA
07/01/98	Becker Group Inc	920.0
	Manufactures automotive interior systems

04/14/98	Kohlberg & Co., L.P.	100.0	NA	12.5	NA	1.01	NA	8.1
05/15/98	Holley Performance - Coltec	100.0
	Manufactures engine management systems

04/09/98	Dura Automotive Systems Inc.	87.5	15.3	13.7	12.6	0.69	NA	5.0
04/30/98	Trident Automotive PLC	205.1
	Manufactures automotive cable assemblies

03/30/98	Magna International Inc.	54.3	49.8	26.8	13.9	1.04	29.0	3.9
NA	TRIAM Automotive Inc	81.6
	Manufactures automotive metal and plastic products

03/20/98	Tomkins PLC	187.0	NA	NA	NA	1.45	NM	NA
05/01/98	Schrader-Bridgeport Co	255.5
	Manufactures automotive fuel control products and systems

02/25/98	Granaria Holdings	743.0	NM	26.7	12.5	1.43	NA	5.4
02/25/98	Eagle-Picher Industries Inc	1,271.0
	Manufactures diversified automotive and industrial products

02/24/98	Lear Corporation	250.0	NM	NM	NM	0.17	NM	NM
09/01/98	Delphi Automotive Sys-Seating	241.1
	Manufactures automotive seating products

02/16/98	Krupp Hoesch Automotive(Fried)	127.1	NA	8.1	NA	0.73	NA	8.9
02/16/98	Fabricated Steel Products Inc	127.1
	Manufactures automotive stamping products

02/11/98	Aftermarket Technology	112.5	NA	NA	NA	0.75	NA	NA
NA	Autocraft Industries-OEM Div	112.5
	Manufactures automotive drivetrain products

Announcement / Closing Date	Buyer / Target	Equity vs. Transaction Value	Price / Earnings		Transaction Value / LTM						One-Month Premium	EBIT / Sales
					EBIT		EBITDA		Sales

01/12/98	Federal-Mogul Corp	720.0	33.6		15.3		12.3		1.47		NM	9.6
02/24/98	Fel-Pro Inc	720.0
	Manufactures automotive aftermarket products

	Statistics for all transactions	Median	17.5	x	11.8	x	6.9	x	0.73	x	38.5%	6.1
		Mean	24.9		13.3		8.0		0.79		43.4%	6.2

	Statistics for selected transactions	Median	15.3	x	12.2	x	6.8	x	0.71	x	34.5%	6.3
		Mean	20.4		11.8		7.1		0.80		43.7%	6.5

Comparable Companies Analysis

($ in millions)

Company	Stock Price			Equity Value	Total Value					I/B/E/S LT Growth	PEG LFY+2
	08/12/2003 Current	As a% of High				Price/EPS (a)
		LTM	AT			LFY+1		LFY+2

Automotive Suppliers
Aftermarket Tech	$11.61	68%	43%	$289	$365	9.7	x	9.4	x	10%	0.9	x
ArvinMeritor	18.45	74%	49%	1,264	2,808	9.4		7.0		10%	0.7
Autoliv Inc	28.45	94%	63%	2,697	3,636	11.6		10.7		6%	1.8
Borg Warner	65.47	94%	94%	1,780	2,355	10.4		9.3		13%	0.7
Delphi Corp	8.45	79%	38%	4,735	6,634	13.4		9.4		10%	0.9
Dura Automotive	9.83	66%	24%	166	1,179	5.9		4.9		10%	0.5
Johnson Controls	97.95	100%	100%	8,957	11,409	13.8		12.2		12%	1.0
Lear Corp	51.96	98%	90%	3,551	5,541	9.6		8.7		10%	0.9
Magna International	76.50	100%	98%	7,390	8,000	12.3		10.9		13%	0.9
Median		94%	63%			10.4	x	9.4	x	10%	0.9	x
Mean		86%	66%			10.7		9.2		10%	0.9

Automotive High Growth Niche
Littelfuse	$23.27	94%	46%	$507	$503	NM		26.1	x	15%	1.7	x
Gentex	33.42	93%	84%	2,553	2,278	24.9		21.7		16%	1.3
Methode	11.81	94%	53%	429	384	18.2		14.8		15%	1.0
Stoneridge	14.80	86%	64%	332	540	15.9		11.7		15%	0.8
Superior Industries	42.56	83%	79%	1,170	1,018	14.2		11.7		15%	0.8
Median		93%	64%			17.0	x	14.8	x	15%	1.0	x
Mean		90%	65%			18.3		17.2		15%	1.1

Electronics Manufacturers
Amphenol	$52.78	92%	75%	$2,247	$2,860	22.2	x	19.0	x	18%	1.1	x
CTS	11.09	93%	13%	383	462	NM		19.5		20%	1.0
Molex	27.13	80%	43%	4,847	4,511	NM		28.6		15%	1.9
Thomas & Betts	15.49	80%	24%	906	1,301	NA		NA		NA	NM
Median		86%	33%			22.2	x	19.5	x	18%	1.1	x
Mean		86%	39%			22.2		22.3		18%	1.3

Company	Total Value as a Multiple of:												Market/ Book		Dividend Yield
	Revenue (b)				EBITDA (b)				EBIT (b)
	LFY+1		LFY+2		LFY+1		LFY+2		LFY+1		LFY+2

Automotive Suppliers
Aftermarket Tech	0.99	x	0.97	x	4.9	x	4.7	x	5.7	x	5.6	x	1.3	x	0.0%
ArvinMeritor	0.33		0.31		5.1		4.5		8.2		7.1		1.2		2.2%
Autoliv Inc	0.74		0.72		5.8		5.4		9.9		9.2		1.2		1.8%
Borg Warner	0.77		0.65		5.7		5.0		9.0		7.7		1.6		1.1%
Delphi Corp	0.24		0.23		3.8		3.1		9.7		6.3		2.9		3.3%
Dura Automotive	0.51		0.51		5.6		5.2		8.8		7.9		0.6		0.0%
Johnson Controls	0.47		0.42		6.1		5.8		8.8		8.1		2.2		1.5%
Lear Corp	0.36		0.34		5.2		4.8		7.2		6.8		1.9		0.0%
Magna International	0.55		0.45		5.1		4.4		7.4		6.3		1.2		1.8%
Median	0.51	x	0.45	x	5.2	x	4.8	x	8.8	x	7.1	x	1.3	x	1.5%
Mean	0.55		0.51		5.2		4.8		8.3		7.2		1.6		1.3%

Automotive High Growth Niche
Littelfuse	1.56	x	1.33	x	11.8	x	8.8	x	23.6	x	15.5	x	2.6	x	0.0%
Gentex	4.94		4.26		14.0		11.8		16.1		13.3		4.0		0.0%
Methode	1.09		0.94		7.5		6.2		11.3		8.7		1.8		1.7%
Stoneridge	0.87		0.77		6.4		5.5		9.2		7.7		1.4		0.0%
Superior Industries	1.24		1.10		6.8		5.7		8.9		7.3		2.1		1.3%
Median	1.24	x	1.10	x	7.5	x	6.2	x	11.3	x	8.7	x	2.1	x	0.0%
Mean	1.94		1.68		9.3		7.6		13.8		10.5		2.4		0.6%

Electronics Manufacturers
Amphenol	2.38	x	2.22	x	12.2	x	10.9	x	14.6	x	13.0	x	10.3	x	0.0%
CTS	1.02		0.94		9.1		7.3		28.1		14.8		1.4		1.1%
Molex	2.26		2.05		11.3		9.5		24.7		18.6		2.6		0.4%
Thomas & Betts	NA		NA		NA		NA		NA		NA		1.4		0.0%
Median	2.26	x	2.05	x	11.3	x	9.5	x	24.7	x	14.8	x	2.0	x	0.2%
Mean	1.89		1.74		10.9		9.3		22.4		15.5		3.9		0.4%

(a)          EPS estimates from IBES and various research reports.

(b)         Projections from various research reports.

Analysis at Various Prices

( in millions; except per share amounts)

																		Comparable Companies - Median		Comparable Transactions - Median
B Share Price		$23.55		$23.55		$23.55		$23.55		$23.55		$23.55		$23.55		$23.55
Implied Premium to $23.55				0.0%		0.0%		0.0%		0.0%		0.0%		0.0%		0.0%
Fully Diluted B Shares		0.337		0.337		0.337		0.337		0.337		0.337		0.337		0.337
B Equity Value		$7.9		$7.9		$7.9		$7.9		$7.9		$7.9		$7.9		$7.9
		Current
A Share Price as of 08/12/03		$11.81		$12.00		$13.00		$14.00		$15.00		$16.00		$17.00		$18.00
Implied Premium				1.6%		10.1%		18.5%		27.0%		35.5%		43.9%		52.4%
Fully Diluted A Shares		35.610		35.617		35.656		35.707		35.752		35.790		35.825		35.858
A Equity Value		$420.6		$427.4		$463.5		$499.9		$536.3		$572.6		$609.0		$645.4
Total Equity Value		$428.5		$435.3		$471.5		$507.8		$544.2		$580.6		$617.0		$653.4
Implied Premium				1.6%		10.0%		18.5%		27.0%		35.5%		44.0%		52.5%
Plus: Net Debt (Cash)(a)		$(44.7)		$(44.7)		$(44.7)		$(44.7)		$(44.7)		$(44.7)		$(44.7)		$(44.7)
Enterprise Value		$383.8		$390.6		$426.8		$463.1		$499.5		$535.9		$572.3		$608.7
Enterprise Value/

Revenues
FY2005E	$407.9	0.94	x	0.96	x	1.05	x	1.14	x	1.22	x	1.31	x	1.40	x	1.49	x	1.10	x
FY2004E	$353.5	1.09		1.11		1.21		1.31		1.41		1.52		1.62		1.72		1.24
FY2003A	$364.1	1.05		1.07		1.17		1.27		1.37		1.47		1.57		1.67				0.71	x

EBITDA
FY2005E	$61.9	6.2	x	6.3	x	6.9	x	7.5	x	8.1	x	8.7	x	9.3	x	9.8	x	6.2	x
FY2004E	$51.3	7.5		7.6		8.3		9.0		9.7		10.4		11.2		11.9		7.5
FY2003A	$50.2	7.6		7.8		8.5		9.2		10.0		10.7		11.4		12.1				6.8	x

EBIT
FY2005E	$44.1	8.7	x	8.9	x	9.7	x	10.5	x	11.3	x	12.1	x	13.0	x	13.8	x	8.7	x
FY2004E	$34.1	11.3		11.5		12.5		13.6		14.7		15.7		16.8		17.9		11.3
FY2003A	$33.6	11.4		11.6		12.7		13.8		14.9		16.0		17.1		18.1				12.2	x

Price/EPS
FY2005E	$0.80	14.8	x	15.0	x	16.3	x	17.5	x	18.8	x	20.0	x	21.3	x	22.5	x	14.8	x
FY2004E	0.65	18.2		18.5		20.0		21.5		23.1		24.6		26.2		27.7		17.0
FY2003A	0.60	19.7		20.0		21.7		23.3		25.0		26.7		28.3		30.0				15.3	x

(a)          Net debt at April 30, 2003 is pro forma for the purchase of 750,000 Class B shares at $22.75 each and estimated transaction costs of $2.5 million

METHODE ELECTRONICS, INC.

Appendix

METHODE ELECTRONICS, INC.	APPENDIX

Methode Electronics – Consolidated Income Statement

($ in millions)

	FY1999 Actual	FY2000 Actual	FY2001 [1] Actual	FY2002 [2] Actual	FY2003 Unaudited	FY2004 Forecast	FY2005 Plan	FY2006 Plan
Sales
Net sales	$362,082	$357,624	$359,710	$319,660	$363,057	$352,463	$406,926	$480,500
Growth rate		(1.2)%	0.6%	(11.1)%	13.6%	(2.9)%	15.5%	18.1%
Other (license fees and royalties)	5,629	3,244	2,430	1,937	1,022	995	995	995
Net revenue	367,711	360,868	362,140	321,597	364,079	353,458	407,921	481,495
Costs and expenses
Cost of sales	263,819	264,860	282,260	242,531	275,304	269,186	302,454	355,603
Depreciation & amortization	15,979	15,643	15,905	16,149	16,621	17,227	17,740	18,561
Provision for exiting business	3,100	—	—	—	—	—	—	—
Selling and administrative expenses	41,113	41,763	40,004	41,910	39,086	32,976	43,617	49,773
	324,011	322,266	338,169	300,590	331,011	319,389	363,811	423,937

Income from operations	43,700	38,602	23,971	21,007	33,068	34,069	44,110	57,558

Interest income (expense), net	999	1,699	1,680	1,225	1,164	1,000	1,426	1,469
Other income (expense), net	338	637	1,180	1,126	(2,275)	180	180	180

Income before taxes	45,037	40,938	26,831	23,358	31,957	35,249	45,716	59,207
Return on sales	12.4%	11.4%	7.5%	7.3%	8.8%	10.0%	11.2%	12.3%
Income tax provision	15,720	13,840	8,198	6,979	10,085	11,103	14,400	18,650
Net income	$29,317	$27,098	$18,633	$16,379	$21,872	$24,146	$31,315	$40,557
Return on capital	13.2%	12.3%	8.1%	7.1%	8.6%	8.9%	10.6%	12.3%

[1] Excludes $14.2 million special charge and $6.6 million insurance gain

[2] Excludes $5 million warranty charge and $15.8 million restructuring charge

Methode Electronics – Consolidated Statement of Cash Flows

($ in millions)

FY1999 Actual

FY2000 Actual

FY2001 Actual

FY2002 Actual

FY2003 Actual

FY2004 Forecast

FY2005 Plan

FY2006 Plan

Operating activities

Net income

$

29,317

$

27,098

$

18,633

$

16,379

$

21,872

$

24,146

$

31,315

$

40,557

Adjustments to reconcile net income to net cash provided by operating activities:

Provision for depreciation

15,979

15,643

15,905

16,149

17,104

17,227

17,740

18,561

Provision for loss on accounts receivable

1,073

3,016

1,397

—

518

—

—

—

Provision for deferred compensation and SEBP

705

—

—

—

—

—

—

Provision for deferred income taxes

(1,060

)

(838

)

(794

)

(750

)

(750

)

(750

)

(750

)

Amortization of stock awards

2,216

1,852

797

—

—

—

—

—

Provision for loss on idle equipment

1,000

Contribution of treasury stock to ESOP

—

1,200

—

—

—

—

—

—

Changes in operating assets and liabilities

Accounts receivable

(19,308

)

8,891

(240

)

2,063

7,841

(5,393

)

(4,182

)

(12,262

)

Inventories

3,903

(6,289

)

(3,614

)

14,400

5,789

(3,832

)

(5,038

)

Current deferred income taxes and prepaid expenses

(2,520

)

1,166

(5,457

)

(5,189

)

1,971

(3,959

)

(1,577

)

(8,909

)

Accounts payable and accrued expenses

2,309

1,399

9,129

(3,803

)

(2,869

)

1,552

(971

)

1,052

Net cash provided by operating activities

32,269

54,843

36,395

39,249

52,730

33,755

37,744

33,210

Investing activities

Purchases of property, plant and equipment

(17,539

)

(12,859

)

(15,578

)

(12,000

)

(23,171

)

(20,000

)

(22,000

)

(24,000

)

Purchase of subsidiaries

(1,479

)

(1,005

)

(13,000

)

(12,455

)

Purchase of life insurance policies

(939

)

(1,076

)

(1,169

)

(935

)

Proceeds from sale of assets

—

3,529

—

—

—

—

—

—

Other

1,858

(5,003

)

3,750

321

Net cash used in investing

(18,099

)

(16,414

)

(12,997

)

(25,935

)

(35,305

)

(20,000

)

(22,000

)

(24,000

)

Financing activities

Borrowings (repayments) on lines of credit

1,625

(3,581

)

(1,165

)

—

—

—

—

—

Exercise of stock options

1,317

2,700

1,000

521

1,500

1,500

1,750

Treasury stock transactions

(3,084

)

493

—

—

—

—

—

—

Dividends

(7,100

)

(7,106

)

(7,141

)

(7,200

)

(7,237

)

(7,237

)

(7,237

)

(7,237

)

Net cash used in financing activities

(8,559

)

(8,877

)

(5,606

)

(6,200

)

(6,716

)

(5,737

)

(5,737

)

(5,487

)

Cash used in discontinued operations

(7,575

)

(22,877

)

(968

)

—

—

—

—

—

Cash used in special charge/FX

—

—

(2,926

)

—

—

—

—

—

FX effect

3,650

Increase (decrease) in cash and cash equivalents

(1,964

)

6,675

13,898

7,114

14,359

8,018

10,007

3,723

Cash and cash equivalents at beginning of year

24,179

22,215

28,890

42,788

49,902

64,261

72,279

82,287

Cash and cash equivalents at end of year

22,215

28,890

42,788

49,902

64,261

72,279

82,287

86,009

Methode Electronics – Consolidated Balance Sheet

($ in millions)

		FY1999 Actual	FY2000 Actual	FY2001 Actual	FY2002 Actual	FY2003 Actual	FY2004 Forecast	FY2005 Plan	FY2006 Plan
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$22,215	$28,890	$42,788	$49,902	$64,261	$72,279	$82,286	$86,009
Accounts receivable, net		79,164	67,281	66,124	64,061	58,246	63,639	67,821	80,083
Inventories:
Finished products		8,013	7,865	8,314	7,019	6,895	6,694	7,521	8,609
Work in process		28,389	30,294	30,114	19,024	17,845	17,324	19,466	22,281
Materials		5,897	9,587	12,932	10,917	7,196	6,986	7,849	8,984
		42,299	47,746	51,360	36,960	31,936	31,004	34,836	39,874

Current deferred income taxes		4,660	5,134	8,641	8,400	7,887	9,262	8,840	10,438
Prepaid expenses		5,497	4,332	8,412	6,094	12,833	12,534	14,083	16,120
TOTAL CURRENT ASSETS		153,835	153,383	177,325	165,417	175,163	188,718	207,867	232,525
OTHER ASSETS
Goodwill, net		38,200	38,665	27,629	18,200	18,077	18,200	18,077	18,077
Other		14,697	16,877	19,852	38,321	39,332	41,467	43,134	49,374
		52,897	55,542	47,481	56,521	57,409	59,667	61,211	67,451
PROPERTY, PLANT AND EQUIPMENT		194,342	187,118	196,829	208,829	229,586	249,586	271,586	295,586
Less allowances for depreciation		115,974	116,207	126,705	138,841	146,684	163,911	181,652	200,213
		78,368	70,911	70,124	69,988	82,902	85,675	89,934	95,373
	268,674	$285,100	$279,836	$294,930	$291,926	$315,474	$334,060	$359,013	$395,349
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable		$22,761	$27,011	$27,658	$27,344	$24,515	$28,016	$25,096	$26,148
Other current liabilities		29,129	21,150	26,341	22,852	24,801	22,852	24,801	24,801
		51,890	48,161	53,999	50,196	49,316	50,868	49,897	50,949
OTHER LIABILITIES		3,584	3,879	5,344	5,344	6,345	5,892	7,112	8,398
DEFERRED COMPENSATION		7,320	6,926	6,257	6,547	4,808	5,289	5,818	6,399
SHAREHOLDERS’ EQUITY
Common Stock		17,370	18,014	18,091	18,091	18,316	18,316	18,316	18,316
Additional paid-in capital		(2,562)	27,984	33,320	33,320	36,584	36,584	36,584	36,584
Retained earnings		214,086	181,408	190,591	191,100	201,845	218,851	243,026	276,442
Other shareholders’ equity		(6,588)	(6,536)	(12,672)	(12,672)	(1,740)	(1,740)	(1,740)	(1,740)
		222,306	220,870	229,330	229,839	255,005	272,011	296,186	329,602
		$285,100	$279,836	$294,930	$291,926	$315,474	$334,060	$359,013	$395,349

Weighted Average Cost of Capital

($ in millions)

Company Name	Levered Beta(a)	Unlevered Beta(b)	Debt/Cap. Ratio	Total Debt	Market Value Equity
Methode Electronics	1.033	1.03	0.0%	$0	$428.9
Amphenol	1.015	0.86	22.0%	635	2,247.1
Autoliv Inc	0.807	0.64	28.5%	1,069	2,685.7
CTS Corp	1.488	1.30	18.2%	85	383.3
Delphi	1.186	0.87	35.7%	2,629	4,734.5
Dura Automotive	1.057	0.19	87.9%	1,176	162.6
Lear Corp	1.159	0.83	37.9%	2,093	3,425.9
Littelfuse	0.915	0.87	6.9%	38	507.2
Molex	1.046	1.04	0.3%	14	4,846.9
Stoneridge	0.991	0.68	40.8%	228	331.5
Thomas & Betts	0.943	0.67	38.4%	565	905.6

Mean	1.058	0.82	32.9%
Median	1.033	0.86	28.5%

Assumptions		Pre-Tax / After-Tax Cost of Debt
Marginal Tax Rate	35.0%
Risk-Free Rate of Return(c)	4.4%	4.50%	4.75%	5.00%	5.25%	5.50%	5.75%	6.00%
Equity Risk Premium(d)	5.0%	2.93%	3.09%	3.25%	3.41%	3.58%	3.74%	3.90%

Debt / Cap.	Debt / Equity	Mean Unlev. Beta	Levering Factor(e)	Levered Beta	Cost of Equity(f)
0.0%	0.0%	0.82	1.00	0.82	8.5%
10.0%	11.1%	0.82	1.07	0.88	8.8%
20.0%	25.0%	0.82	1.16	0.95	9.1%
30.0%	42.9%	0.82	1.28	1.05	9.6%
40.0%	66.7%	0.82	1.43	1.17	10.2%
50.0%	100.0%	0.82	1.65	1.35	11.1%

WEIGHTED AVERAGE COST OF CAPITAL(g)

8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%
8.2%	8.2%	8.2%	8.2%	8.2%	8.3%	8.3%
7.9%	7.9%	7.9%	8.0%	8.0%	8.0%	8.1%
7.6%	7.6%	7.7%	7.7%	7.8%	7.8%	7.9%
7.3%	7.4%	7.4%	7.5%	7.6%	7.6%	7.7%
7.0%	7.1%	7.2%	7.3%	7.3%	7.4%	7.5%

Source: Barra Beta as of 7/16/03.

Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate)(Debt / Equity)].

Source: 10-Year Treasury Bond Yield as of 8/12/03.

Historical return of equity in excess of risk free rate. Source: Dimson, Marsh & Staunton

Levering Factor = [1 + (1 - Tax Rate)(Debt / Equity)].

Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.).